Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts




MLP & Strategic Equity Fund, Inc.
811-22040


We hereby incorporate by reference a new Sub-
Advisory Agreement and a new Investment
Management Agreement for the above-referenced fund, filed in the Conformed Submission Type DEF
14A, accession number 0001193125-10-179164, on
August 5, 2010.